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                                                                   EXHIBIT 10.50

                             MANAGEMENT AGREEMENT



     This MANAGEMENT AGREEMENT (the Management Agreement"), dated as of this 28th day of April, 1997, is by and between CASINO AMERICA, INC., a Delaware corporation ("Manager"), and RIVERBOAT CORPORATION OF MISSISSIPPI , a Mississippi corporation ("Owner") who hereby agree as follows:

                                    RECITALS

     A.  Owner owns a Casino Facility in Biloxi, Mississippi.

     B. Owner desires to have Manager manage the business operations of its Casino Facility and Manager desires to manage Owner's Casino Facility, all upon the terms and conditions of this Management Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein contained, Owner and manager agree as follows:

1.  DEFINITIONS AND REFERENCES.

     1.1 Definitions. As used herein, the following terms shall have the respective meanings indicated below:

     (a) Annual Plan - The Annual Plan to be prepared by Manager and approved by Owner in accordance with the provisions of Sections 5.2 hereof.

     (b) Casino Facility - The Casino Facility is owned by Owner and operated in Biloxi, Mississippi by Manager. The Casino Facility has gaming, parking, lodging, food and beverage, gift shop and entertainment together with other related activities.

     (c) Compensation - The direct salaries and wages paid to, or accrued for the benefit of, any executive or other employee, including, without limitation, employer's contributions under F.I.C.A., unemployment compensation or other employment taxes, pension fund contributions, Worker's Compensation, group life, accident, health and other insurance premiums, profit sharing, and retirement plans, disability and other similar benefits.

2.  SCOPE OF AGREEMENT, RESPONSIBILITIES.

     2.1 Authority of Owner. Owner shall determine the general policy with respect to the management of its Casino Facility and shall have all other decision making powers customarily afforded to an owner of a casino facility, as well as any additional powers reserved to Owner hereunder.

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     2.2  Authority of Manager.  Subject to the foregoing general authority of
Owner, and subject to the terms of this Management Agreement, Manager shall have the authority to exclusively supervise and direct the management and operation of the day-to-day activities of the Casino Facility for the account of Owner. Manager shall have the authority and responsibility (i) to determine operating policy, standards of operation, quality of service, the maintenance and physical appearance of the Casino Facility and any other matters affecting operations and maintenance; (ii) to supervise and direct all phases of advertising, sales and business promotion for the Casino Facility; and (iii) to carry out all programs contemplated by the Annual Plan. Owner agrees that it will cooperate with manager in very reasonable and proper way to permit and assist Manager to carry out its duties hereunder and comply with any conditions or restrictions, if any, placed upon Manager by any gaming authority.

     2.3 Duties and Obligations of Manager. Manager shall take all actions which may, in its sole discretion, be reasonably necessary or appropriate in connection with the authority granted to it in accordance with the provisions of this Management Agreement. Manager shall devote to its responsibilities such time as may be reasonably necessary for the proper performance of all duties hereunder. The standard of performance by Manager in managing the Casino Facility shall be measured by commercial standards of reasonableness in the industry consistent with good business practices and policies. An organizational chart detailing the supervisory and management positions and all other employees of the Manager will be provided by Manager to Owner.

     2.4 Consultation with Owner. Notwithstanding the foregoing, Manager shall at all times keep Owner reasonably apprised and aware of all operating policies. Manager agrees to consult with Owner as frequently as Owner shall reasonably request to review operating policies and other matters referred to herein.
Owner shall, at all times, have the right to enter the Casino Facility for the purpose of inspecting same and reviewing the operations. Owner agrees that it and its representatives will, at no time, act in a manner which is inconsistent with the authority granted to Manager.

3. CONDITIONS PRECEDENT TO IMPLEMENTATION OF AGREEMENT. Owner and Manager shall apply for and maintain any and all licenses and approvals required in order to implement the provisions of this Management Agreement. This Management Agreement is contingent upon the receipt of all such licenses and approvals.

4. TERM. The term of this Management Agreement shall begin immediately and shall continue until December 31, 2096, unless sooner terminated as hereinafter set forth.

5.  OPERATION OF THE BUSINESS.

     5.1 Permits. Manager and Owner shall timely apply for, obtain and maintain all licenses and permits required to operate the business (other then gaming authority permits, licenses and approvals required to be obtained by parties other than Owner or Manager), at Owner's expense.

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     5.2  Annual Plan.

     5.2.1 Preparation. With such cooperation and assistance of Owner as Manager may request, Manager shall prepare for Owner's review and approval not less than thirty (30 ) days in advance of each fiscal year, an Annual Plan for approval by Owner, which shall include:

          (a) a forecast comprised of estimated income and expenses by month for the coming fiscal year.

          (b) an estimated cash flow projection by month, and an estimate as to the amount of funds needed for working capital requirements;

          (c) a budget covering estimated expenditures for capital improvements;

          (d)  an annual marketing plan; and

          (e) an organizational chart of owner, as of the date of the Annual Plan, listing all employees' names, positions and compensation (including key employees whether employees of Owner or charged to Owner).

Manager shall not be deemed to have made any guarantee or warranty in connection with the results of operations or performance set forth in the Annual Plan since the parties acknowledge that the Annual Plan is intended to set forth objectives and goals based upon Manager's best judgment of the facts and circumstances known by Manger at the time of preparation.

     5.2.2. Owner's Review and Approval. The Annual Plan will be subject to the approval of Owner, which approval will not be unreasonably withheld or delayed. Owner shall approve or disapprove the Annual Plan within twenty (20) days after submission to Owner. If Owner fails to provide written notice to Manager of any specific objections to a proposed Annual Plan within such twenty
(20) day period, such Annual Plan shall be deemed to have been approved by Owner as submitted. In the event Owner disapproves or raises any objections to the proposed Annual Plan or any revisions thereto, Owner and Manager agree to cooperate with each other in good faith to resolve the dispute. Owner agrees, consistent with the Annual Plan, to provide the funds necessary to operate the Casino Facility.

     5.2.3 Compliance. Manager shall use all reasonable efforts to comply with the Annual Plan and shall not deviate in any substantial respect therefrom. In the event Manager encounters circumstances which required unexpected expenditures not foreseen at the time of preparation of the Annual Plan and which Manager deems reasonably necessary, Manager may without Owner's approval, make or cause to be made on account of Owner, any expenditures. Manager, without Owner's approval, on a monthly basis with full reporting to Owner, shall be entitled to increase the total expenses budgeted within the Annual Plan by a percentage approved by Owner to cover any expenditures that were underestimated at the time the Annual Plan was prepared and that are reasonably necessary in Manager's sole discretion, to carry out the provisions of this Agreement. Owner and Manager agree to cooperate with each other in good

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faith in resolving disputes. Policy changes not anticipated in the Annual Plan shall be submitted to Owner for approval, which approval shall not be unreasonably delayed or withheld.

     5.2.4. Specific Matters. The description of specific matters hereinafter stated are in every respect subject to the prior approval of Owner as part of its approval of the Annual Plan.

     5.3  Personnel.

     5.3.1. General. Manager, for the account of Owner, shall hire, supervise, direct, discharge and determine terms of employment of all personnel working for the Casino Facility. An organization chart detailing the specific type of personnel and functions shall be provided to Owner by Manager. The determination of Compensation for all employees shall be part of the Annual Plan approved by Owner.

     5.3.2 Key Employees. The key employees may include, but are not limited to, the general manager, director of gaming, director of food, beverage and entertainment, director of marketing and director of finance and may, at the option of Manager and with prior approval of Owner, be employees of Manager. Owner shall reimburse Manager for the Compensation of such employees working for the Casino Facility or primarily on behalf of Owner in connection with the Casino Facility.

     5.3.3. Personnel Expenses and Compensation. Subject to the above, it is expressly understood and agreed that all other personnel of Owner are in the sole employ of Owner.

     5.3.4 Professional and Other Specialists. Manager shall have the right to retain legal counsel and such other professionals, consultants and specialists as Manager deems necessary or appropriate in connection with the operation of the Casino Facility. The selection of all professional firms shall be subject to Owner's prior approval.

     5.4 Sales, Marketing and Advertising. Manager shall advertise and promote the Casino Facility for Owner's account and shall institute and supervise a sales and marketing program. Manager, in its sole discretion, may cause participation in sales and promotional campaigns and activities involving complimentary passage, food and beverages to travel agents, tourist officials and airline representatives.

     5.5 Other Services Provided by Manager. Other services, such as data processing, reservation system, internal audit, etc. may be provided by Manager to Owner at an additional cost, or may be contracted for separately.

     5.6 Maintenance and Repair. Owner shall be responsible for maintaining the property utilized in the business in good repaid and condition. To implement Owner's responsibility, Manager shall, on behalf of owner, and at Owner's expense, make or cause to be made, all repairs, replacements, corrections and maintenance items as shall be required in the normal and ordinary course of operation of the business.

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     5.7  Capital Expenditures.  Owner recognizes the necessity of capital improvements and shall expend such amount for capital improvements as shall be required in the normal and ordinary course of operation of the business in conformity with the amounts approved as part of the Annual Plan.

     5.8  Reimbursement.  In addition to the Compensation provided for in
Section 8 of this Management Agreement, Manager shall be entitled to be reimbursed for the reasonable travel and entertainment expense of all officers and employees of Manager incurred in performing its duties hereunder in connection with any phase of the operation of the Casino Facility. In addition, if employees of Manager on a specific assignment for the benefit of the Casino Facility are in a position that would otherwise be filled by an employee of Owner, then Manager shall be entitled to be reimbursed by Owner for the Compensation payable to such employees while working for the Casino Facility. However, Manager shall not be entitled to reimbursement for the compensation of any other employee unless otherwise provided in this Management Agreement. Manager shall be entitled to all reimbursements authorized under this Section 5.7, or under any other provision of this Agreement, provided that all such reimbursements shall be made in a manner which is consistent with the provision of the Annual Plan or as otherwise agreed with Owner.

6.  FISCAL MATTERS.

     6.1  Accounting Matters and Fiscal Periods.

     6.1.1 Books and Records. Manager shall maintain, or cause to be maintained, at Owner's expense, full and complete books of account and such other records as are necessary to reflect the operating results of the Casino Facility. Manager shall also prepare and file for Owner, at Owner's expense, all informational and/or tax returns which may be required by any governmental authority.

     6.1.2 Reports to Owner. Manager, at Owner's expense, shall deliver or cause to be delivered to Owner, monthly financial statements, which shall include a statement of cash flows, and monthly comparison of operational income and expenses versus the Annual Plan.

     6.1.3. Owner's Right to Audit. Owner and the individual members of the limited liability company reserve the right upon reasonable prior notice, to perform any and all additional audit procedures relating to the business where accounting books and records are kept.

     6.2 Bank Account. All bank accounts for the Casino Facility shall be in the name of Manager, as agent for Owner. Owner and Manager shall agree on the procedures for withdrawals and deposits of funds. Manager shall have the right to designate individuals to disburse funds from the business bank accounts to pay all costs and expenses of managing, operating and maintaining the business and its properties, including authorized capital expenditures and management fees due to Manager. Owner agrees that at all times during the term of this Management Agreement, a bank balance as approved in the Annual Plan shall be maintained in

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an amount necessary to provide sufficient working capital to assure the uninterrupted and efficient operation of the business. Excess funds shall be disbursed to Owner.

7.  TITLE, OTHER MATTERS.

     7.1 Covenant of Title. Owner shall enable Manager to peaceably and quietly operate the business in accordance with the terms of this Management Agreement.

     7.2 Proprietary Information. All specifically identifiable information developed by Manager for Owner shall be the property of both Manager and Owner. All existing information of Manager previously developed by Manager at Manager's expense, including, without limitation, all customer lists, gaming and marketing strategies and other similar information, shall be the property of Manager and not Owner and neither Owner nor any of its affiliates or successors may use such proprietary information without the consent of Manager, which consent shall not be unreasonably withheld. The parties agree that Proprietary Information does not include information which is clearly available in the public domain.

     7.3  Name.

     7.3.1 Owner hereby acknowledges that Manager is the sole owner of all right, title and interest in and to the service mark and trade name "Isle of Capri" as used in connection with the operation of the Casino Facility, and that Owner's rights to use the aforesaid service mark and trade name derive solely from and are limited to this Section 7.3.

     7.3.2 Manager hereby grants to Owner the non-exclusive license to use "Isle of Capri" as a service mark and as part of this trade name solely in connection with the operation of the Casino Facility. Owner agrees not to use said name and mark in any other business. Owner's rights hereunder shall extend only to operations in the city of Biloxi, Mississippi and to the promotion and marketing of Owner's gaming activities in a manner generally consistent with the marketing and promotional activities of Manager and its Affiliates. All use of "Isle of Capri" as a service mark and as part of its trade name shall inure to the benefit of Manager.

     7.3.3 Manager shall have the right to control the nature and quality of all services to which the "Isle of Capri" name and mark is used hereunder.

     7.3.4 Owner agrees to display and use the "Isle of Capri" name and mark only in the manner authorized by Manager and approved by Manager. If Owner desires to make any change in said display and use, it shall first submit such change to Manager for its approval.

     7.3.5 Owner will not register or attempt to register "Isle of Capri" as any part of its own name or marks, and will cooperate fully as requested by Manager in connection with any registration by Manager of said mark.

     7.3.6 Owner will promptly inform Manager of any infringement of the "Isle of Capri" name or mark or of any protest by others to Owner concerning its use of such name and

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mark, and will cooperate fully with Manager in connection with any litigation, administrative proceedings or protests which Manager deems desirable in connection with the protection of or maintenance of rights to make decisions concerning the initiation, defense, compromise or settlement of any action involving such name or mark.

     7.3.7 If Manager should determine that Owner is in breach of this Article 7 and the services sold or offered under the "Isle of Capri" name and mark hereunder are deficient and are not of satisfactory quality in the sole discretion of Manager, it shall so inform Owner in writing, whereupon Owner shall have thirty (30) days within which to cure said breach and deficiency. If Owner does not cure said breach and deficiency within that time to the satisfaction of Manager, its right to use the "Isle of Capri" name and mark shall forthwith terminate notwithstanding the term of this license.

     7.3.8 If Owner files a petition in bankruptcy or is adjudicated a bankrupt, if a petition in bankruptcy is filed against Owner, if it becomes insolvent or makes an assignment for the benefit of creditors or any arrangements pursuant to any bankruptcy law, if Owner discontinues its business or a receiver is appointed for it or its business, the license granted hereunder shall terminate, and all use of the "Isle of Capri" name and mark shall cease.

     7.3.9. Unless earlier terminated pursuant to a breach of this Section 7.3 as set forth in Section 7.3.7 or Section 7.3.8, Owner's license to use the "Isle of Capri" name and mark hereunder shall terminate upon termination of this Agreement.

     7.3.10 Upon termination of Owner's rights to use the "Isle of Capri" name and mark for any reason hereunder, Owner shall immediately take steps to effect a change of its trade marks, service marks, trade names and assumed names so as to remove from it the words "Isle of Capri" or any confusingly similar mark or terms.

     7.3.11. Owner may not assign, sublicense or otherwise transfer any of its rights under this Section 7.3 to any third party without the prior written consent of Manager, which consent may be arbitrarily withheld.

     7.4 Outside Activities of Parties. This Management Agreement shall be limited to the purposes set forth herein and nothing in this Management Agreement, whether by implication or otherwise, shall be construed to extend the relationship of the parties beyond such purposes. Each party acknowledges that the other party and their respective affiliates are or may hereafter become interested, directly or indirectly, by ownership, contract, agency or otherwise, in business opportunities which are not within the purpose of this Management Agreement and which may compete with or otherwise affect all or some aspects of the Casino Facility.

8.  COMPENSATION OF MANAGER.

     8.1. In consideration for the services to be performed by Manager after the Commencement Date, Manager shall be entitled to an annual management fee equal to two

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percent (2%) of Revenues (as defined below), plus ten percent (10%) of Operating
Income (as defined below), but such fee shall not, in the aggregate, exceed four percent (4%) of Revenues.

     (a) Revenues means all revenues, less sales tax on such revenues, determined on an annual basis received from the following sources: (i) gross gaming receipts from the Casino Facility, less applicable gaming and admission taxes from the operation of gaming in the Casino Facility; (ii) hotel operations; (iii) food and beverage operations; (iv) all parking fees; (v) all revenues generated from gift shops and arcades; (vi) other revenues, fees and income, which are attributable to the operation of the Casino Facility. Revenues derived from non-operating activities, such as the sale of capital assets are excluded from the definition of Revenues.

     (b) Operating Income means the income of the Casino Facility before any management fee paid to Manager, interest, depreciation, amortization and write-off or start-up and pre-opening type expenses and income taxes.

     (c) The fee shall become due and payable ten (10) days after the end of each month based upon the Revenues and Operating Income for the previous month. Payment of such compensation may be paid to Manager by withholding Revenues it has received for Owner's account; provided, however, that the fee shall be accrued as a liability and not paid to the extend that the fee shall be accrued as a liability and not paid to the extent that Owner has not generated sufficient cash flow to pay such fee. For these purposes, cash flow shall be determined before capital expenditures and distribution to Members of Owner.

9.  INSURANCE.

     9.1 Coverage. Owner, for the benefit of both Owner and Manager, shall maintain adequate insurance during the term of this Agreement. The type and amount of coverage shall be approved by Owner.

     9.2  Policies and Endorsements.

     9.2.1 Policies. All insurance coverage provided for hereunder shall be effected by policies issued by insurance companies with sound and adequate financial responsibility, or by self-insurance programs of either Manager or Owner. Either party shall be entitled to object to an insurance company. Owner shall deliver to the Manager duplicate copies of the insurance policies or certificates of insurance with respect to all of the policies of insurance so procured, including existing, additional and renewal policies, and in the case of insurance about to expire, shall deliver duplicate copies of the insurance policies or insurance certificates with respect to the renewal policies to the other party no less than thirty (30) days prior to the respective dates of expiration.

     9.2.2 Endorsement. All insurance shall, to the extent obtainable, have attached thereto:

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     (a) an endorsement that such policy shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Owner and Manager; and

     (b) an endorsement to the effect that no act or omission of Owner or Manager shall affect the obligation of the insurer to pay the full amount of any loss sustained.

     (c) Owner and its members hall be named as additional insureds on all policies.

     9.2.3 Named Insureds. All policies of insurance shall be carried in the name of Owner and Manager. All liability policies shall name Owner and Manager, and their respective members, managers, directors, officers, agents and employees, as additional insureds.

10.  INDEMNIFICATION.

     10.1 Indemnification. Manager agrees to indemnify and hold Owner free and harmless from any loss, liability, claim, demand, legal proceeding or cost (including attorneys' fees, costs, expenses and other charges) which is not covered by insurance proceeds and which Owner may sustain, incur or assume as a result, or relative to, any allegation, claim, civil or criminal action, proceeding, charge or prosecution, including but not limited to, injuries to persons or damage to the Casino facility or its operations or any matters arising out of the employment or compensation of employees or former employees of Manager (collectively "Claims") which may be alleged, made, instituted or maintained against Manager or Owner, jointly or severally, arising out of or based upon the management, operation, condition or use of the Casino Facility; the performance or non-performance of the Management Agreement by Manager, its agents or employees; or acts or failure to act of Manager, its employees, agents or general contractors; provided, notwithstanding the foregoing, Manager shall not be liable to indemnify and hold Owner harmless from any such loss, liability or cost which results from the negligence of Owner, its agents or employees.

     10.2 Related Matters.

          10.2.1 Legal Fees, Etc., Procedures. Manager shall reimburse Owner for any legal fees and costs, including attorney's fees and other litigation expenses, incurred by Owner in respect to which indemnity is granted hereunder. If Claims are asserted or threatened, or if any action or suit is commenced or threatened with respect thereto, for which indemnity may be sought against Manager hereunder, Owner shall notify Manager in writing within thirty (30) days after Owner shall have had actual knowledge of the threat, assertion or commencement of the Claims, which notice shall specify in reasonable detail the matter for which indemnity may be sought. Manager shall have the right, upon notice to Owner given within thirty (30) days of its receipt of Owner's notice, to take primary responsibility for the prosecution, defense or settlement of such matter and payment of expenses in connection therewith. Owner shall provide, without cost to Manager, all relevant records and information reasonably required by Manager for such prosecution, defense or settlement and shall cooperate with Manager to the fullest extent possible. Owner, at Owner's sole cost and expense, shall have the right to employ

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its own counsel in any such matter with respect to which Manager has elected to take primary responsibility for prosecution, defense or settlement.

          10.2.2 Indemnified Parties. The indemnities contained in this Section 10 shall run to the benefit of both Owner and its affiliates, and its directors, officers, shareholders and employees.

          10.2.3. Survival. The provisions of this Section 10 shall survive any cancellation, termination or expiration of this Management Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall cut off all claims which are subject to the provisions of this
Section 10.

11.  DAMAGE TO AND DESTRUCTION OF THE BUSINESS.

     11.1 Restoration. Provided that there are sufficient insurance proceeds, in the event fire or other casualty shall damage or destroy the property used in the Casino Facility, Owner shall be required to repair, restore or replace the same to the extent as may be limited by insurance proceeds. If there are not sufficient insurance proceeds and Owner no longer desires to operate the Casino facility, Manager shall have the option, exercisable within ninety (90) days of such casualty, to obtain the license to operate the Casino facility subject to appropriate regulatory approval. Owner shall use its best efforts to assist Manager in obtaining the license. In the event fire or other casualty shall damage or destroy the Casino Facility, Owner shall have the choice of repairing, restoring or replacing the same to the extent as may be limited by insurance proceeds. If Owner determines that it is not in its best interest to restore the Casino Facility, the Management Agreement will terminate.

12.  DEFAULT AND TERMINATION.

     12.1 Events of Default. It shall be an event of default hereunder (an "Event of Default") if Manager or Owner (the "Defaulting Party") as hereinafter defined fails to keep, perform or observe any material covenant, obligation or agreement required to be kept, performed or observed by such party under the terms of this Management Agreement, followed by written notice of such breach, default or non-compliance from the other party (the "Non-Defaulting Party" as hereinafter defined) to the Defaulting Party and the Defaulting Party fails to remedy or correct such breach, default or non-compliance within thirty (30) days after receipt of such notice. If the breach, default or non-compliance is other than payment of money and is of a nature such that it cannot reasonably be cured within such thirty (30) day period, the period for curing the default shall be extended so long as the Defaulting Party commences immediately and expediently as possible to cure the breach, default or non-compliance within such thirty
(30) day period.

     12.2 Termination.

          12.2.1 General. If an Event of Default occurs and has not been cured, this Management Agreement shall terminate at the election of the Non-Defaulting Party. Notice of

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termination pursuant to this Section 12 may be given by the Non-Defaulting Party to the Defaulting Party at any time prior to the curing of such Event of Default, and such termination shall be effective as of the date specified in such notice of termination, which date shall be no less than sixty (60) nor more than one hundred twenty (120) days after the date of such notice, notwithstanding the foregoing, if the Event of Default pertains to the payments of money, Manager may case the discharge of its responsibilities hereunder effective upon the expiration of the thirty (30)-day notice referenced in
Section 12.1 hereof. Manager shall receive all funds due to it at the time of Termination.

          12.2.2 Termination. In addition to the foregoing, this Management Agreement shall terminate upon any of the following events:

          (a)  The mutual agreement of the parties; or

          (b) The inability of either party to receive or maintain the licenses to perform their obligations hereunder; or

          (c)  Manager shall

               (i) apply for or consent to the appointment of, or taking possession by, a receiver, custodian, trustee, liquidator or other similar official of all of its assets;

              (ii) make a general assignment for the benefit of creditors;

             (iii)  be adjudicated as bankrupt or insolvent
                    or have an order for relief entered with respect thereto; or

              (iv)  file a voluntary petition, commence a
                    voluntary case under the federal bankruptcy laws as now or hereafter constituted or file a petition or an answer seeking reorganization or any arrangement with creditors or take advantage of any bankruptcy, reorganization, insolvency, readjustment of debts, dissolution or liquidation law or statute.

          12.2.3 Waiver. The waiver of any one Event of Default shall not be construed as the waiver of any other Event of Default.

     12.3 Remedies Cumulative. Except as herein provided to the contrary, the termination of this Management Agreement by the Non-Defaulting Party upon an Event of Default shall be without damages, injunctions, specific performance or other legal or equitable remedies by reason of any breach, default or non-compliance by the Defaulting Party with such Defaulting party's covenants, obligations and agreements hereunder. Except as to any disputes for which injunctive relief would be an appropriate remedy, in the event a dispute of any kind arises in connection with this Agreement (including any dispute concerning its construction, performance

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or breach), the parties to the dispute will attempt to resolve the dispute as set forth in Section 12.4 before proceeding to arbitration as provided in
Section 12.5. All documents, discovery and other information related to any such dispute, and the attempts to resolve or arbitrate such dispute, will be kept confidential to the fullest extent possible.

     12.4 Negotiation. If a dispute arises, any party to the dispute will give notice to each other party. If Owner is not a party to the dispute, notice will be given to Owner. After notice has been given, the parties in good faith will attempt to negotiate a resolution of the dispute.

     12.5 Arbitration. If, within 30 days after the notice provided in Section 12.4, a dispute is not resolved through negotiation or mediation, the dispute will be arbitrated. The parties to the dispute agree to be bound by the selection of an arbitrator, and to settle the dispute exclusively by binding arbitration in accordance with the following provisions:

          (a) All parties to the dispute will collectively select one arbitrator. If they fail to do so within 45 days after the notice provided in
Section 12.4, one or more parties will request the American Arbitration Association to submit a panel of five arbitrators who are qualified to resolve the matters in dispute from which the choice will be made. The party requesting the arbitration will strike first, followed by alternative striking until one name remains. A similar procedure will be followed if there are more than two parties. The parties may by agreement reject one entire list, and request a second list. If selection by the above method is not completed within 90 days after the notice provided in Section 12.4, or if there are more than four parties, then an arbitrator will be selected by the America Arbitration Association. The arbitrator so selected will then arbitrate the dispute in Biloxi, Mississippi, and issue an award.

          (b) To the extend consistent with the provisions of this Article, the arbitration will be conducted under the Commercial Arbitration Rules of the American Arbitration Association and in accordance with Mississippi law. The arbitrator's decision will be made pursuant to the relevant substantive law of the State of Mississippi. The award of the arbitrator will be final, binding and non-appealable. Judgment on the award may be entered in any court, state or federal, having jurisdiction.

          (c) The fees and expenses of the arbitrator, and the other direct costs of the arbitration, will be shared by the parties to the dispute in equal proportions. Each party to the dispute will bear its other respective costs and expenses. If one or more Members are included in the arbitration because of their membership or former membership in Owner, such group will collectively be treated as one party to the dispute (through Owner as a party).

13.  NOTICES.

     13.1. Notices. Every notice, demand, consent, approval or other document or instrument required or permitted to be served upon any of the parties hereto shall be in writing and shall be deemed to have been duly served on the day of mailing, and shall be sent by registered or certified United States Mail, postage prepaid, return receipt requested, addressed to the respective parties at the addresses stated below:

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

If to Manager:      Casino America, Inc.
                    John M. Gallaway, President
                    7ll Washington Loop
                    Biloxi, MS  39530

With copies thereof to the following:

                    Allan B. Solomon, Esquire
                    220 Corporate Blvd. NW
                    Suite 310
                    Boca Raton, FL  33434

If to Owner:        Bill Kilduff, Vice President and General Manager
                    Riverboat Corporation of Mississippi
                    151 Beach Blvd.
                    Biloxi, MS  39530

With copies thereof to the following:

                    Allan B. Solomon, Esquire
                    220 Corporate Blvd. NW
                    Suite 310
                    Boca Raton, FL  33434


or to such other address as either manager or Owner may have specified in a notice duly given as required herein to the other.

14.  RELATIONSHIP, AUTHORITY AND FURTHER ACTIONS.

     14.1 Relationship. Manager and Owner shall not be construed as joint venturers or partners of each other by reason of this Management Agreement and neither shall have the power to bind or obligate the other except as specifically authorized and set forth in this Management Agreement. Nevertheless, Manager is granted such authority and powers as may be reasonably necessary for it to carry out the provisions of this Management Agreement. This Management Agreement, either alone or in conjunction with any other documents, shall not be deemed to constitute or create a lease of all or any portion of the Casino Facility.

     14.2 Contractual Authority. Subject to the limitations thereon set forth in this Management Agreement, and in conformity with the Annual Plan, Manager is authorized to make, enter into and perform in the name of, for the account of, on behalf of and at the expense of Owner any contracts and agreements (including, but not limited to bank accounts) which are reasonably necessary and appropriate to carry out and place in effect the terms and conditions of

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

this Management Agreement. Copies of all executed contracts shall be immediately conformed and furnished to Owner.

     14.3 Further Actions. Owner and Manager agree to execute all contracts, agreements and documents and to take all actions necessary to comply with the provisions of this Management Agreement and the intent hereof.

15. APPLICABLE LAW. This Management Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi. If any of the terms and provisions hereof shall be held invalid or unenforceable for any reason, such validity or unenforceability shall in no event affect any of the other terms or provisions hereof, all such other terms and provisions to be held valid and enforceable to the fullest extent permitted by law; provided, however, that in the event any material part of Owner's obligations under this Management Agreement shall be declared invalid or unenforceable, Manager shall have the option to terminate this Management Agreement.

16.  MISCELLANEOUS.

     16.1 Successors and Assigns. Manager shall not assign the whole or any portion of this Management Agreement or any payments due Manager hereunder, without the unanimous consent of the Members of Owner, which consent will not be unreasonably withheld, except that Manager may make such an assignment, without Owner's or the Members' consent, to a Permitted Transferee as defined in the Operating Agreement. Owner shall not assign the whole or any portion of this Agreement, except to an affiliate of Owner, without Manager's consent, except as collateral for any financing obtained in connection with the development and/or operation of the Casino Facility. If the Agreement is assigned to an affiliate of owner, Manager shall continue to be responsible under this agreement.

     16.2 Force Majeure. If at any time it becomes necessary in Manager's or Owner's reasonable option to cease operation of all or part of the Casino Facility to protect the Casino Facility or the health, safety or welfare of guests or employees of the Casino facility for reasons of force majeure, such as, but not limited to, weather, acts of war, insurrection, civil strife and commotion, labor unrest, contagious illness, catastrophic events, or acts of God, then in such event Manager or Owner may close and cease operations of all or part of the Casino Facility, reopening and commencing operation when Manager and Owner determine in good faith that such may be done without jeopardy to the Casino facility, its guests and employees. Neither party shall be liable for failure to perform any obligation hereunder (other than to pay money) when prevented by any force majeure cause no reasonably with the control of such party, such as strike, lockout, breakdown, accident, order or regulation of or by any governmental authority, failure of supply or inability, by the exercise of reasonable diligence, to obtain supplies, parts or employees necessary to perform such obligation to which such force majeure applies shall be extended for a period of time equivalent to the delay from such cause.

     16.3 Authorization. Owner and Manager represent to the other that it has full power and authority to execute this Management Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish the other evidence of such authority.

     16.4 Interest. Any amount payable to a party hereunder which shall not be paid when due, shall accrue interest at the prime rate as published from time to time in Wall Street Journal.

     16.5 Entire Agreement; Amendments. This Management Agreement sets forth the entire and only agreement or understanding between Owner and Manager relating to the subject matter hereof and supersedes and cancels all previous agreements, negotiations, commitments and representations in respect hereof among them. Owner has not relied on any projection of earnings or statements as to the possibility of future success or other similar matters which may have been prepared by Manager or Owner, or any of their respective affiliates, and understands that no guaranty is made or implied by Manager or its affiliates as to the cost or the future financial success of the operations being managed hereunder. This Management Agreement may not be amended in any respect except by an instrument in writing signed by Owner and Manager.

     16.6 Survival of Covenants. Any covenant, term or provision of this Management Agreement which, in order to be effective, must survive the termination of this Management Agreement, shall survive any such termination.

     16.7 No Waiver. No waiver by either party of a breach by the other party of any of the terms, covenants or conditions of this Management Agreement, shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant or condition herein contained. No waiver of any default of either party hereunder shall be implied from any omission by the other party to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect default other than as specified in said waiver.

     16.8 Compliance. In performing its obligations under this Management Agreement, Manager shall comply with all present and future laws, ordinances and all rules and regulations, requirements and orders of all governmental authorities and shall obtain all licenses and permits required to perform such obligations and shall file all returns and reports lawfully required of Manager in connection with its duties hereunder, including, but not limited to, income tax withholding returns, Federal Insurance Contributions Act returns and reports, Federal Unemployment Tax Act and worker's compensation returns and reports, sales and use tax returns (and shall timely pay all contributions, taxes, costs and other amounts due thereunder). All of the foregoing returns and reports shall be maintained as a part of the books and records of Manager.

     16.9 Headings. The headings hereunder are used for convenience only and shall not affect the construction or interpretation of any provision hereof.

     16.10 Counterparts. For the convenience of the parties hereto, this Management Agreement may be executed in several original counterparts, each of which shall be deemed an original for all purposes and all such counterparts shall constitute but one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Management Agreement as of the date and year first above written.

CASINO AMERICA, INC.,              RIVERBOAT CORPORATION OF
a Delaware Corporation             MISSISSIPPI, INC.,
                                   a Mississippi Corporation




By: /s/ Signature                  By: /s/ Signature
   ----------------------------       ---------------------------
Its: Vice President                Its: Executive Vice President
    ---------------------------        --------------------------

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